UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 7, 2008
PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(440) 930-1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On April 7, 2008, PolyOne Corporation (the “Company”) announced that it intended to offer $50 million of its 8.875% Senior Notes due 2012 in a transaction exempt from the registration requirements of the Securities Act of 1933. Pursuant to Rule 135c of the Securities Act, the Company is filing herewith the press release issued April 7, 2008 as Exhibit 99.1 hereto.
     On April 8, 2008, the Company announced that it agreed to sell $80 million of its 8.875% Senior Notes due 2012 to certain institutional investors in an offering exempt from the registration requirements of the Securities Act of 1933 at a price equal to 99.75% of their principal amount. The transaction is expected to close on April 10, 2008, subject to customary closing conditions. The Company is filing herewith the press release issued on April 8, 2008 as Exhibit 99.2 hereto.
     The notes to be offered will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description
99.1	Press Release, dated April 7, 2008
99.2	Press Release, dated April 8, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 8, 2008

POLYONE CORPORATION
By /s/ Lisa K. Kunkle
Name:	Lisa K. Kunkle
Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release, dated April 7, 2008
99.2	Press Release, dated April 8, 2008